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                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of Proformance Research Organization, Inc. of our report dated May 1 and July 30, 1998, relating to the financial statements of World Associates, Inc. as of December 31, 1997.


                                     Stark Tinter & Associates, LLC
                                     Certified Public Accountants

August 11, 1998
Englewood, Colorado